EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-234808) and Form S-8 (Nos. 333-238040, 333-235278, 333-224838, 333-214408, and 333-188460) of Ducommun Incorporated of our report dated February 11, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 11, 2021